Exhibit 10.1

SIXTH EXTENSION TO COMPUTER

AND DATA PROCESSING AGREEMENT

This Sixth Extension to Computer and Data Processing Agreement (“this Sixth Extension”), dated as of July 30, 2018, is by and between HCA – Information Technology & Services, Inc., a Tennessee corporation (“IT&S”), which is a wholly owned subsidiary of HCA Healthcare Corporation, a Delaware corporation (“HCA”) formerly known as Columbia Information Systems, Inc., and LifePoint Corporate Services, General Partnership, a Delaware general partnership (together with its successors and permitted assigns “Customer”).

WITNESSETH:

WHEREAS, IT&S and Customer entered into that certain Computer and Data Processing Agreement dated as of May 19, 2008, as amended from time to time (the “Original Agreement”);

WHEREAS, Customer determined not to exercise its option to renew the Original Agreement after December 31, 2017;

WHEREAS, IT&S and Customer extended the Original Agreement until August  31, 2018 (the “Sixth Extension Period”);

WHEREAS, notwithstanding such first extension, IT&S and Customer desire to extend the Original Agreement, as mutually agreed in this Sixth Extension.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT&S and Customer agree as follows:

1.    Extension.    IT&S and Customer hereby agree to extend the Original Agreement until August  31, 2018 (the “Sixth Extension Period”);

2.    Fees.    IT&S and Customer hereby agree that, during the Sixth Extension Period and as defined and agreed under the Third, Fourth and Fifth Extension Agreement, the Client shall be billed a one-time monthly fee of eleven thousand twenty four dollars ($11,024.00) on the August 2018 monthly billing statement to COID 05433 and, that the hourly amount for Professional Services shall continue as $116.00 per hour as of June 1, 2018 and for the duration of this Sixth Extension Period;

3.    Status of Original Agreement.    The Original Agreement, and as expressly provided in this Sixth Extension, shall remain in full force and effect during the Sixth Extension Period;

4.    Capitalized Terms.    Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Original Agreement;

5.    Miscellaneous.    The applicable provisions of Sections 12 (g), 13 -16 and 18 – 19 of the Original Agreement shall apply to this Extension as if contained herein;

6.    Counterparts.  This Extension may be executed by original, facsimile, or electronic signatures (complying with the U.S. Federal ESIGN Act of 2000, 15 U.S.C. 96) and in any number of counterparts, which will be considered one instrument. Counterparts, signed facsimile and electronic copies of this Extension will legally bind the parties to the same extent as original documents.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties have caused this Sixth Extension to Computer and Data Processing Agreement to be executed by their duly authorized representatives as of the day and date first referenced above.

HCA – Information Technology & Services, Inc.

By:	/s/ Curtis Watkins
Name:	Curtis Watkins
Title:	July 30, 2018

LIFEPOINT CORPORATE SERVICES,

GENERAL PARTNERSHIP

By:	LifePoint CSLP, LLC, A Delaware limited liability company
Its:	General Partner

By:	/s/ Sean Tuley /s/ Christopher Rehm
Name:	Sean Tuley Christopher Rehm
Title:	SVP and CIO CMIO
7/30/2018 7/30/2018